Exhibit 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 filed with the Commission pursuant to Rule 462(b) and in the Prospectus Supplement filed with the Commission pursuant to Rule 424(b)(3) of (i) our report dated March 12, 2007 for Tiger Renewable Energy Ltd. (formerly known as Tiger Ethanol International Inc.) for the year ended November 30, 2006 and the related consolidated balance sheet, statements of development stage expenditures, changes in stockholders’ equity and cash flows for the period then ended and from inception, September 9, 2004 through November 30, 2006; and (ii) our report dated January 8, 2006 for the year ended November 30, 2005 and the related consolidated balance sheet, statements of development stage expenditures, changes in stockholders’ equity and cash flows for the period then ended, as contained in Amendment No. 3 to the Registration Statement on Form S-1/A and related prospectus, which was declared effective by the U.S. Securities and Exchange Commission on March 17, 2008.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

March 28, 2008